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                                                                    EXHIBIT 3.12

           CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF SPECTRUM HEALTHCARE NATIONWIDE, INC. DATED DECEMBER 10, 2002

                                STATE OF DELAWARE

                            CERTIFICATE OF AMENDMENT

                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                      SPECTRUM HEALTHCARE NATIONWIDE, INC.

                  Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the undersigned corporation (the "Corporation") adopts the following Certificate of Amendment to its Certificate of Incorporation:

                  FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof.

                  The resolutions setting forth the proposed amendment is as follows:

                           RESOLVED, that the Certificate of Incorporation of
                  this Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

                           I. The name of the Corporation is AMERICAN CLINICAL
RESOURCES, INC.

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                  SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

                  FOURTH: That the capital of the Corporation shall not be reduced under or by any reason of said amendment.

                           Dated this 10 day of December, 2002.

                                        SPECTRUM HEALTHCARE
                                        NATIONWIDE, INC.

                                        By  /s/ Cathy Vivirito
                                           -----------------------------------
                                                 Its: President
                                                  Cathy Vivirito

                                                 and

                                        By  /s/ John R. Stair
                                           -----------------------------------
                                                 Its: Assistant Secretary
                                                  John R. Stair

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